Exhibit 99.1

Galaxy Gaming Announces Resignation of Director Bill Zender

Company Enters into Cooperation Agreement for Open Board Seat

LAS VEGAS, April 25, 2022 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ), a developer and distributor of casino table games, enhanced systems for land-based casinos and iGaming content, announced today that Bill Zender, a member of the Company’s Board of Directors since 2015, announced his intention to resign from the Board effective July, 1, 2022. The Company also announced that it has entered into a Cooperation Agreement with Tice Brown, a stockholder of the Company, pursuant to which the Company agreed to form a hiring committee for the purpose of identifying and unanimously recommending to the Board a qualified candidate to fill the vacancy that will be created upon the resignation of Mr. Zender.

Zender Resignation

“Bill Zender is a legend in the casino table games business,” stated Mark Lipparelli, Chairman of Galaxy’s Board of Directors. “He has provided invaluable advice to us and the Company over his more than seven years as a member of the Board. We have made great progress over that time in positioning the Company to pursue exciting new opportunities, and Bill has been a stalwart contributor to that progress. We thank him for his tremendous insights and expertise, and we wish him the best in his future endeavors.”

Cooperation Agreement

On April 20, 2022, the Company entered into a Cooperation Agreement with Tice Brown.

Pursuant to the terms of the Cooperation Agreement, Mr. Brown has agreed to (1) irrevocably withdraw his proposed nomination of himself to the Board of Directors of the Company and his proposal requesting that the Board declassify the Board by electing each director on an annual basis, with respect to the 2022 Annual Meeting of Stockholders, (2) immediately cease all solicitation efforts in connection with the 2022 Annual Meeting and (3) cause all voting securities of the Company owned beneficially by Mr. Brown and for which he has the right to direct the vote, to be cast in favor of each of the Company’s proposals and for each of the Board’s nominees for director at the 2022 Annual Meeting.

In addition, the Company has agreed to form a hiring committee consisting of two current members of the Board and one independent stockholder who has owned shares of the Company’s common stock for more than two years (the “Hiring Committee”) for the purpose of identifying and unanimously recommending to the Board a qualified candidate (the “Independent Director”) to fill the vacancy that will be created upon the resignation of Bill Zender. The Board has agreed to promptly cause the Independent Director, subject to the satisfaction of certain qualifications and requirements as set forth in the Cooperation Agreement, to be appointed to the Board for a term expiring at the 2024 Annual Meeting of Stockholders.

The Cooperation Agreement also provides for certain “standstill” provisions that restrict Mr. Brown and his affiliates from, among other things, engaging in any solicitation of proxies or written consents with respect to the voting securities of the Company or acquiring any securities of the Company that would result in Mr. Brown having beneficial ownership of more than 9.9% of the Company’s voting securities. The standstill provisions expire on the date that is two years after the 2022 Annual Meeting, unless the Cooperation Agreement is earlier terminated in accordance with the terms thereof. The Cooperation Agreement also provides Mr. Brown with certain Board observer rights prior to the appointment of the Independent Director.

Forward-Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, forward-looking statements based on management's current expectations and projections, which are intended to qualify for the safe harbor of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements identified by words such as "believe," "will," "may," "might," "likely," "expect," "anticipates," "intends," "plans," "seeks," "estimates," "believes," "continues," "projects" and similar references to future periods, or by the inclusion of forecasts or projections. All forward-looking statements are based on current expectations and projections of future events.

These forward-looking statements reflect the current views, models, and assumptions of Galaxy Gaming, and are subject to various risks and uncertainties that cannot be predicted or qualified and could cause actual results in Galaxy Gaming's performance to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include, but are not limited to, the ability of Galaxy Gaming to enter and maintain strategic alliances, product placements or installations, in land based casinos or grow its iGaming business, garner new market share, secure licenses in new jurisdictions or maintain existing licenses, successfully develop or acquire and sell proprietary products, comply with regulations, have its games approved by relevant jurisdictions, and adapt to changes resulting from the COVID-19 pandemic and other factors. All forward-looking statements made herein are expressly qualified in their entirety by these cautionary statements and there can be no assurance that the actual results, events, or developments referenced herein will occur or be realized. Readers are cautioned that all forward-looking statements speak only to the facts and circumstances present as of the date of this press release. Galaxy Gaming expressly disclaims any obligation to update or revise any forward-looking statements, whether because of new information, future events or otherwise.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, and cruise ship and casinos worldwide. In addition, through its wholly owned subsidiary, Progressive Games Partners LLC, Galaxy licenses proprietary table games content to the online gaming industry. Connect with Galaxy on Facebook, YouTube and Twitter.

Contact:

Media: Phylicia Middleton (702) 936-5216

Investors: Harry Hagerty (702) 938-1740